Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of ElkCorp, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 6, 2006.

HEYMAN INVESTMENT ASSOCIATES
LIMITED PARTNERSHIP

By:	/s/ Samuel J. Heyman
	Name:	Samuel J. Heyman
	Title:	General Partner

SAMUEL J. HEYMAN

/s/ Samuel J. Heyman

BUILDING MATERIALS CORPORATION OF AMERICA

By:	/s/ John F. Rebele
	Name:	John F. Rebele
	Title:	Senior Vice President and Chief Financial Officer

HEYMAN HOLDINGS ASSOCIATES LIMITED PARTNERSHIP

By:	/s/ Samuel J. Heyman
	Name:	Samuel J. Heyman
	Title:	General Partner

BMCA HOLDINGS CORPORATION

By:	/s/ Roger F. Assad
Name: Roger F. Assad
Title: Vice President, Law
and Secretary

G-I HOLDINGS INC.

By:	/s/ Samuel J. Heyman
Name: Samuel J. Heyman
Title: Chief Executive Officer
and President

G HOLDINGS INC.

By:	/s/ Samuel J. Heyman
Name: Samuel J. Heyman
Title: Chief Executive Officer
and President